Exhibit 99.1

Devon Energy Corporation 333 West Sheridan Avenue Oklahoma City, OK 73102-5015

NEWS RELEASE

Devon Energy Reports Second-Quarter 2018 Results

Highlights

•	Delaware Basin and STACK drive U.S oil production beat

•	Light-oil production growth on track to expand 16 percent in 2018

•	EnLink ownership interests monetized at 12 times cash flow

•	Industry-leading share-repurchase program increased to $4 billion

•	Field-level cash margins expand by 31 percent year over year

•	Corporate cost structure to improve by $475 million annually

OKLAHOMA CITY – July 31, 2018 – Devon Energy Corp. (NYSE: DVN) today reported operational and financial results for the second quarter of 2018. Also included within the release is the company’s guidance outlook for the third quarter and full-year 2018.

“Devon is executing at a very high level on our 2020 Vision,” said Dave Hager, president and CEO. “Operationally, our second-quarter performance was headlined by strong well productivity in the Delaware Basin and STACK, which drove light-oil production above the high end of our guidance expectations. Importantly, we converted this volume growth into higher profits with our access to premium pricing in advantaged markets and through our success in driving both field-level and corporate costs lower.

“With the strong well productivity we’ve achieved year to date in the U.S., light-oil production growth is on track to advance 16 percent in 2018, which is 200 basis points above our original budget expectations,” said Hager. “We expect to deliver this improved outlook without any increase to our planned activity, and this disciplined investment program positions us to generate substantial amounts of free cash flow at today’s market prices.

“In addition to our strong operating results, we took a significant step forward in achieving our 2020 Vision by further simplifying our asset portfolio through our monetization of EnLink,” said Hager. “This highly accretive transaction provides a strategic exit from EnLink at a value of 12 times cash flow, and we’re returning the sales proceeds to our shareholders through our industry-leading $4 billion share-repurchase program.”

Delaware Basin and STACK Drive U.S. Oil Production Beat

Production results in the quarter were highlighted by oil growth from Devon’s U.S. resource plays, which are attaining the highest margins and returns in Devon’s portfolio. In the quarter, light-oil production in the U.S. averaged 136,000 barrels per day, a 12 percent increase compared to the first quarter of 2018. This result exceeded the top end of guidance by 2,000 barrels per day.

The strongest asset-level performance during the second quarter was from the company’s Delaware Basin assets. Light-oil production increased 54 percent year over year in the quarter, driving total volumes in the Delaware to 79,000 oil-equivalent barrels (Boe) per day. Growth in the Delaware was driven by prolific well productivity, where the top 10 wells in the quarter averaged initial 30-day rates of approximately 3,000 Boe per day.

Devon’s STACK assets also delivered strong results during the quarter. Total production in the STACK advanced 26 percent compared to the second quarter of 2017. Driven by several strong wells across the play, oil production delivered the highest growth rate, increasing 41 percent year over year.

In Canada, net oil production averaged 109,000 barrels per day in the second quarter. Scheduled maintenance at the company’s Jackfish facility curtailed production by approximately 15,000 barrels per day. Also contributing to lower production was a 2 percentage point increase in royalty rates because of higher commodity prices and improved profitability.

Overall, total companywide production averaged 541,000 Boe per day in the second quarter. Oil accounted for the largest component of the product mix at 45 percent of total volumes. For additional details on Devon’s E&P operations in the quarter, please refer to the company’s second-quarter 2018 operations report at www.devonenergy.com.

Light-Oil Production Growth on Track to Increase 16 Percent in 2018

With the strong well productivity Devon has achieved year to date in the U.S., light-oil production growth is on track to advance 16 percent in 2018. This growth rate is trending at approximately 200 basis points above the company’s original budget expectations.

The incremental oil growth in the U.S. is expected to be delivered without an increase to Devon’s capital activity. This disciplined investment program positions the company to generate free cash flow in the second half of 2018 at today’s market prices.

EnLink Ownership Interests Monetized at 12 Times Cash Flow

In mid-July, Devon completed the sale of its ownership interests in EnLink Midstream Partners, LP (NYSE: ENLK) and EnLink Midstream, LLC (NYSE: ENLC) for $3.125 billion. The company’s interests in EnLink generated $265 million of cash distributions over the past year, valuing the investment at approximately 12 times cash flow. Devon expects no incremental corporate cash taxes resulting from this sale.

With the closing of the EnLink transaction, combined with other minor asset sales achieved to date, total proceeds from Devon’s divestiture program have now reached $4.2 billion. The company expects to monetize an additional $1 billion of minor, non-core assets across the United States by year-end. These divestiture packages include undeveloped leasehold in the southern Delaware Basin, enhanced oil recovery projects in the Rockies and Midland Basin along with Wise County acreage in the Barnett Shale. Data rooms are open for the majority of these packages and bids are expected throughout the second half of 2018.

Industry-Leading Share-Repurchase Program Increased to $4 Billion

In conjunction with closing the EnLink transaction, Devon’s board of directors authorized an increase in the company’s share-repurchase program to $4 billion. This authorization represents the largest share-repurchase program in the upstream industry when measured as a percentage of market capitalization. At the end of July, Devon had repurchased 24 million shares, or nearly 5 percent of outstanding shares, at a total cost of approximately $1 billion.

For the remaining share-repurchase authorization, the company plans to utilize a series of accelerated stock repurchase programs (ASR) that are expected to commence in early August. With these ASR programs, Devon expects to complete its $4 billion share-repurchase program during the first half of 2019. Detailed forward-looking guidance on share count is provided later in this release.

Financial Reporting Impact of EnLink Monetization

With the closing of the EnLink transaction, the financial results of EnLink Midstream will no longer be consolidated with Devon’s upstream business, and historical results related to EnLink will be presented as discontinued operations in the company’s consolidated financial statements.

To assist with this financial reporting transition, Devon has provided pro forma financial statements for its upstream business in a Form 8-K filing in July. Additionally, updated detailed forward-looking guidance for financial statement line items impacted by this transaction in 2018 is provided later in this release.

Upstream Revenue Benefits from Premium Gulf Coast Pricing

Devon’s upstream revenue, excluding commodity derivatives, totaled $1.6 billion in the second quarter, a 15 percent improvement compared to the previous quarter. The strong growth in revenue was driven by growth in higher-margin, light-oil production coupled with improved price realizations across the company’s asset portfolio.

Also contributing to the improving price realizations in the quarter were Devon’s firm transport and marketing agreements that provide the majority of U.S. oil production direct access to premium Gulf Coast markets. Combined with the price protection provided by regional basis swaps, second-quarter oil realizations in the U.S. averaged approximately 98 percent of the West Texas Intermediate benchmark. Importantly, the company is positioned to maintain these strong U.S. oil price realizations through the end of the decade.

In Canada, Devon continues to benefit from Western Canadian Select (WCS) basis swaps on approximately 50 percent of its estimated oil production in 2018. These attractive WCS basis swaps are locked in at $15 off the WTI benchmark price and have generated cash settlements of $109 million year to date.

U.S. Operating Costs Improve and Field-Level Margins Expand

Devon continued to effectively manage operating costs during the second quarter. Production expense, which represents field-level operating costs, totaled $572 million in the second quarter. The largest components of production expense are lease operating expense and transportation, which totaled $493 million in the quarter. Taxes also contributed $79 million to production expense during the second quarter.

The company’s U.S. resource plays delivered the strongest cost performance, where lease operating expense and transportation costs declined 3 percent on a per-unit basis compared to the first quarter. In Canada, production expense in the quarter was impacted by $21 million of non-recurring costs associated with maintenance work at the Jackfish complex.

Overall, the benefits of higher-margin oil production, improved price realizations and a lower cost structure resulted in expanded margins for Devon. Field-level cash margin reached $20.19 per Boe in the second quarter, a 31 percent increase compared to the year-ago period. Field-level cash margin is computed as upstream revenues, excluding commodity derivatives, less production expenses with the result divided by oil equivalent production volumes.

Corporate Cost Structure to Improve by $475 Million Annually

Further expanding Devon’s profitability is its improving general and administrative (G&A) cost structure. Upstream-related G&A expenses totaled $153 million, a 22 percent improvement compared to the first quarter. The significantly lower overhead costs were driven by reduced personnel expenses.

The company has also reduced financing costs. With the early retirement of $807 million of debt early in the year, the company expects to reduce net financing costs by approximately $64 million on an annual basis.

The aforementioned cost savings, combined with the financial benefits related to the sale of EnLink Midstream, position Devon’s go-forward G&A and interest expense to improve by approximately $475 million annually.

Investment-Grade Financial Position Continues to Strengthen

Devon’s financial position remains exceptionally strong, with investment-grade credit ratings and excellent liquidity. The company exited the second quarter with $1.5 billion of cash on hand. Adjusted for the sale of EnLink Midstream in July, pro forma cash balances reached $4.6 billion and the company’s consolidated debt declined by 40 percent to $6.1 billion.

Second-Quarter Earnings and Cash-Flow Results

The company reported a net loss attributable to Devon of $425 million or $0.83 per diluted share in the second quarter. Excluding the impact of noncontrolling interests, the company reported a net loss of $335 million. Devon’s results were impacted by certain items securities analysts typically exclude from their published estimates. After excluding adjusting items, the company’s core earnings totaled $177 million or $0.34 per diluted share. Adjusted earnings before interest, taxes, depreciation and amortization (EBITDA) reached $1.0 billion in the quarter.

Devon’s operating cash flow from continuing operations totaled $269 million in the second quarter. Operating cash flow in the quarter was impacted by several non-recurring or unusual items, including a non-cash foreign exchange loss, restructuring charges, EnLink’s reclassification to discontinued operations and working capital changes. The most significant item was related to a non-cash, foreign exchange loss. This impact was driven by foreign currency denominated intercompany loan activity resulting in a realized loss of $244 million as a result of the strengthening of the U.S. dollar in relation to the Canadian dollar. For more understanding of the company’s cash flow performance during the quarter please refer to the explanations and reconciliations provided later in this release.

Pursuant to regulatory disclosure requirements, Devon is required to reconcile non-GAAP (generally accepted accounting principles) financial measures to the related GAAP information. Reconciliations of these non-GAAP measures are provided within the tables of this release.

Conference Call Webcast and Supplemental Earnings Materials

Also provided with today’s release is the company’s detailed operations report that is available on the company’s website at www.devonenergy.com. The company’s second-quarter conference call will be held at 10 a.m. Central (11 a.m. Eastern) on Wednesday, Aug. 1, 2018, and will serve primarily as a forum for analyst and investor questions and answers.

Forward-Looking Statements

This release includes “forward-looking statements” as defined by the Securities and Exchange Commission (SEC). Such statements include those concerning strategic plans, expectations and objectives for future operations, and are often identified by use of the words “expects,” “believes,” “will,” “would,” “could,” “forecasts,” “projections,” “estimates,” “plans,” “expectations,” “targets,” “opportunities,” “potential,” “anticipates,” “outlook” and other similar terminology. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the company expects, believes or anticipates will or may occur in the future are forward-looking statements. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the company. Statements regarding our business and operations are subject to all of the risks and uncertainties normally incident to the exploration for and development and production of oil and gas. These risks include, but are not limited to: the volatility of oil, gas and NGL prices; uncertainties inherent in estimating oil, gas and NGL reserves; the extent to which we are successful in acquiring and discovering additional reserves; the uncertainties, costs and risks involved in oil and gas operations; regulatory restrictions, compliance costs and other risks relating to governmental regulation, including with respect to environmental matters; risks related to our hedging activities; counterparty credit risks; risks relating to our indebtedness; cyberattack risks; our limited control over third parties who operate our oil and gas properties; midstream capacity constraints and potential interruptions in production; the extent to which insurance covers any losses we may experience; competition for leases, materials, people and capital; our ability to successfully complete mergers, acquisitions and divestitures; and any of the other risks and uncertainties identified in our Form 10-K and our other filings with the SEC. Investors are cautioned that any such statements are not guarantees of future performance and that actual results or developments may differ materially from those projected in the forward-looking statements. The forward-looking statements in this release are made as of the date of this release, even if subsequently made available by Devon on its website or otherwise. Devon does not undertake any obligation to update the forward-looking statements as a result of new information, future events or otherwise. The SEC permits oil and gas companies, in their filings with the SEC, to disclose only proved, probable and possible reserves that meet the SEC’s definitions for such terms, and price and cost sensitivities for such reserves, and prohibits disclosure of resources that do not constitute such reserves. This release may contain certain terms, such as resource potential, potential locations, risked and unrisked locations, estimated ultimate recovery (or EUR), exploration target size and other similar terms. These estimates are by their nature more speculative than estimates of proved, probable and possible reserves and accordingly are subject to substantially greater risk of being actually realized. The SEC guidelines strictly prohibit us from including these estimates in filings with the SEC. Investors are urged to consider closely the disclosure in our Form 10-K, available at www.devonenergy.com. You can also obtain this form from the SEC by calling 1-800-SEC-0330 or from the SEC’s website at www.sec.gov.

About Devon Energy

Devon Energy is a leading independent energy company engaged in finding and producing oil and natural gas. Based in Oklahoma City and included in the S&P 500, Devon operates in several of the most prolific oil and natural gas plays in the U.S. and Canada with an emphasis on achieving strong returns and capital-efficient cash flow growth. For more information, please visit www.devonenergy.com.

Investor Contacts	Media Contact

Scott Coody, 405-552-4735	John Porretto, 405-228-7506
Chris Carr, 405-228-2496

DEVON ENERGY CORPORATION

FINANCIAL AND OPERATIONAL INFORMATION

PRODUCTION NET OF ROYALTIES
	Quarter Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Oil and bitumen (MBbls/d)
U. S. - Core	136	113	129	117
Heavy Oil	109	122	119	130

Retained assets	245	235	248	247
Divested assets	—	3	—	2

Total	245	238	248	249

Natural gas liquids (MBbls/d)
U. S. - Core	105	90	98	89
Divested assets	4	7	5	8

Total	109	97	103	97

Gas (MMcf/d)
U. S. - Core	1,013	1,010	1,007	1,012
Heavy Oil	12	14	12	18

Retained assets	1,025	1,024	1,019	1,030
Divested assets	103	184	133	188

Total	1,128	1,208	1,152	1,218

Total oil equivalent (MBoe/d)
U. S. - Core	409	371	395	375
Heavy Oil	111	124	121	133

Retained assets	520	495	516	508
Divested assets	21	41	27	42

Total	541	536	543	550

DEVON ENERGY CORPORATION

FINANCIAL AND OPERATIONAL INFORMATION

PRODUCTION TREND
	2017			2018
	Quarter 2	Quarter 3	Quarter 4	Quarter 1	Quarter 2
Oil and bitumen (MBbls/d)
STACK	25	27	30	35	35
Delaware Basin	30	31	32	36	46
Rockies Oil	13	12	15	18	16
Heavy Oil	122	121	132	129	109
Eagle Ford	34	28	27	23	28
Barnett Shale	1	1	1	1	1
Other	10	11	9	9	10

Retained assets	235	231	246	251	245
Divested assets	3	2	—	—	—

Total	238	233	246	251	245

Natural gas liquids (MBbls/d)
STACK	31	32	34	37	38
Delaware Basin	10	11	13	11	16
Rockies Oil	1	1	1	2	2
Eagle Ford	10	12	13	8	13
Barnett Shale	35	29	36	31	34
Other	3	2	3	2	2

Retained assets	90	87	100	91	105
Divested assets	7	7	6	6	4

Total	97	94	106	97	109

Gas (MMcf/d)
STACK	298	313	316	344	352
Delaware Basin	94	90	89	97	100
Rockies Oil	17	13	14	18	18
Heavy Oil	14	16	15	12	12
Eagle Ford	92	86	87	63	74
Barnett Shale	496	498	466	470	460
Other	13	10	13	10	9

Retained assets	1,024	1,026	1,000	1,014	1,025
Divested assets	184	175	175	163	103

Total	1,208	1,201	1,175	1,177	1,128

Total oil equivalent (MBoe/d)
STACK	105	111	117	129	132
Delaware Basin	55	57	60	64	79
Rockies Oil	17	16	19	23	21
Heavy Oil	124	124	134	131	111
Eagle Ford	60	54	55	41	54
Barnett Shale	118	113	114	110	111
Other	16	14	13	13	12

Retained assets	495	489	512	511	520
Divested assets	41	38	36	33	21

Total	536	527	548	544	541

DEVON ENERGY CORPORATION

FINANCIAL AND OPERATIONAL INFORMATION

BENCHMARK PRICES

(average prices)

	Quarter 2		June YTD
	2018	2017	2018	2017
Oil ($/Bbl) - West Texas Intermediate (Cushing)	$67.83	$48.32	$65.38	$50.16
Natural Gas ($/Mcf) - Henry Hub	$2.80	$3.19	$2.90	$3.25

REALIZED PRICES

	Quarter Ended June 30, 2018
	Oil /Bitumen (Per Bbl)	NGL (Per Bbl)	Gas (Per Mcf)	Total (Per Boe)
United States	$65.41	$24.10	$2.01	$31.97
Canada	$31.70	N/M	N/M	$31.17

Realized price without hedges	$50.43	$24.10	$2.01	$31.81
Cash settlements	$(5.80)	$(1.66)	$0.13	$(2.68)

Realized price, including cash settlements	$44.63	$22.44	$2.14	$29.13

	Quarter Ended June 30, 2017
	Oil /Bitumen (Per Bbl)	NGL (Per Bbl)	Gas (Per Mcf)	Total (Per Boe)
United States	$46.65	$13.26	$2.50	$23.58
Canada	$29.05	N/M	N/M	$28.50

Realized price without hedges	$37.63	$13.26	$2.50	$24.72
Cash settlements	$0.29	$(0.03)	$0.04	$0.22

Realized price, including cash settlements	$37.92	$13.23	$2.54	$24.94

	Six Months Ended June 30, 2018
	Oil /Bitumen (Per Bbl)	NGL (Per Bbl)	Gas (Per Mcf)	Total (Per Boe)
United States	$63.71	$23.38	$2.21	$31.20
Canada	$25.24	N/M	N/M	$24.84

Realized price without hedges	$45.25	$23.38	$2.21	$29.79
Cash settlements	$(2.93)	$(1.13)	$0.16	$(1.23)

Realized price, including cash settlements	$42.32	$22.25	$2.37	$28.56

	Six Months Ended June 30, 2017
	Oil /Bitumen (Per Bbl)	NGL (Per Bbl)	Gas (Per Mcf)	Total (Per Boe)
United States	$48.18	$14.36	$2.59	$24.72
Canada	$27.60	N/M	N/M	$27.03

Realized price without hedges	$37.48	$14.36	$2.59	$25.28
Cash settlements	$0.39	$(0.02)	$—	$0.19

Realized price, including cash settlements	$37.87	$14.34	$2.59	$25.47

DEVON ENERGY CORPORATION

FINANCIAL AND OPERATIONAL INFORMATION

CONSOLIDATED STATEMENTS OF EARNINGS

(in millions, except per share amounts)

	Quarter Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Upstream revenues	$1,069	$1,332	$2,388	$2,873
Marketing revenues	1,180	833	2,059	1,692

Total revenues	2,249	2,165	4,447	4,565

Production expenses	572	455	1,115	912
Exploration expenses	68	57	101	152
Marketing expenses	1,160	849	2,033	1,728
Depreciation, depletion and amortization	420	369	819	769
Asset impairments	154	—	154	—
Asset dispositions	23	(22)	11	(30)
General and administrative expenses	153	181	352	376
Financing costs, net	62	77	449	160
Restructuring and transaction costs	94	—	94	—
Other expenses	24	(8)	45	(22)

Total expenses	2,730	1,958	5,173	4,045

Earnings (loss) from continuing operations before income taxes	(481)	207	(726)	520
Income tax benefit	(7)	(5)	(41)	—

Net earnings (loss) from continuing operations	(474)	212	(685)	520
Net earnings from discontinued operations, net of income tax expense	139	33	197	42

Net earnings (loss)	(335)	245	(488)	562
Net earnings attributable to noncontrolling interests	90	26	134	40

Net earnings (loss) attributable to Devon	$(425)	$219	$(622)	$522

Basic net earnings (loss) per share:
Basic earnings (loss) from continuing operations per share	$(0.92)	$0.40	$(1.33)	$0.99
Basic earnings from discontinued operations per share	0.09	0.01	0.13	—

Basic net earnings (loss) per share	$(0.83)	$0.41	$(1.20)	$0.99

Diluted net earnings (loss) per share:
Diluted earnings (loss) from continuing operations per share	$(0.92)	$0.40	$(1.33)	$0.99
Diluted earnings from discontinued operations per share	0.09	0.01	0.13	—

Diluted net earnings (loss) per share	$(0.83)	$0.41	$(1.20)	$0.99

Weighted average common shares outstanding:
Basic	521	526	524	525
Diluted	524	529	527	528

UPSTREAM REVENUES

(in millions)

	Quarter Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Oil, gas and NGL sales	$1,566	$1,206	$2,926	$2,515
Derivative cash settlements	(131)	11	(120)	19
Derivative valuation changes	(366)	115	(418)	339

Upstream revenues	$1,069	$1,332	$2,388	$2,873

PRODUCTION EXPENSES

(in millions)

	Quarter Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Lease operating expense	$269	$239	$510	$462
Gathering, processing & transportation	224	160	452	323
Production taxes	67	41	126	96
Property taxes	12	15	27	31

Production expense	$572	$455	$1,115	$912

DEVON ENERGY CORPORATION

FINANCIAL AND OPERATIONAL INFORMATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in millions)

	Quarter Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Cash flows from operating activities:
Net earnings (loss)	$(335)	$245	$(488)	$562
Adjustments to reconcile net earnings to net cash from operating activities:
Earnings from discontinued operations, net of tax	(139)	(33)	(197)	(42)
Depreciation, depletion and amortization	420	369	819	769
Asset impairments	154	—	154	—
Leasehold impairments	53	22	61	64
Accretion on discounted liabilities	15	15	31	32
Total (gains) losses on commodity derivatives	497	(126)	538	(358)
Cash settlements on commodity derivatives	(131)	11	(120)	19
(Gains) and losses on asset dispositions	23	(22)	11	(30)
Deferred income tax expense (benefit)	20	(17)	(18)	(32)
Share-based compensation	58	45	96	81
Early retirement of debt	—	—	312	—
Total (gains) losses on foreign exchange	31	(49)	81	(64)
Settlements of intercompany foreign denominated assets/liabilities	(244)	1	(243)	10
Other	(20)	23	(50)	11
Changes in assets and liabilities, net	(133)	102	(108)	133

Net cash from operating activities - continuing operations	269	586	879	1,155

Cash flows from investing activities:
Capital expenditures	(602)	(434)	(1,253)	(831)
Acquisitions of property and equipment	(10)	(13)	(16)	(33)
Divestitures of property and equipment	560	75	607	107

Net cash from investing activities - continuing operations	(52)	(372)	(662)	(757)

Cash flows from financing activities:
Repayments of long-term debt principal	—	—	(807)	—
Early retirement of debt	—	—	(304)	—
Repurchases of common stock	(428)	—	(499)	—
Dividends paid on common stock	(42)	(33)	(74)	(65)
Shares exchanged for tax withholdings	(6)	(3)	(44)	(56)

Net cash from financing activities - continuing operations	(476)	(36)	(1,728)	(121)

Effect of exchange rate changes on cash:
Settlements of intercompany foreign denominated assets/liabilities	244	(1)	243	(10)
Other	(17)	9	(31)	10

Total effect of exchange rate changes on cash – continuing operations	227	8	212	—

Net change in cash, cash equivalents and restricted cash of continuing operations	(32)	186	(1,299)	277

Cash flows from discontinued operations:
Operating activities	236	151	430	328
Investing activities	(222)	(215)	(402)	(284)
Financing activities	73	128	112	89

Net change in cash, cash equivalents and restricted cash of discontinued operations	87	64	140	133

Net change in cash, cash equivalents and restricted cash	55	250	(1,159)	410
Cash, cash equivalents and restricted cash at beginning of period	1,470	2,119	2,684	1,959

Cash, cash equivalents and restricted cash at end of period	$1,525	$2,369	$1,525	$2,369

Reconciliation of cash, cash equivalents and restricted cash:
Cash and cash equivalents	$1,460	$2,358	$1,460	$2,358
Restricted cash included in other current assets	28	—	28	—
Cash and cash equivalents included in current assets held for sale	37	11	37	11

Total cash, cash equivalents and restricted cash	$1,525	$2,369	$1,525	$2,369

DEVON ENERGY CORPORATION

FINANCIAL AND OPERATIONAL INFORMATION

CONSOLIDATED BALANCE SHEETS

(in millions)

	June 30,	December 31,
	2018	2017
Current assets:
Cash and cash equivalents	$1,460	$2,642
Accounts receivable	1,141	989
Current assets held for sale	10,764	760
Other current assets	455	400

Total current assets	13,820	4,791
Oil and gas property and equipment, based on successful efforts accounting, net	12,957	13,318
Other property and equipment, net	1,164	1,266

Total property and equipment, net	14,121	14,584
Goodwill	841	841
Other long-term assets	377	296
Long-term assets held for sale	—	9,729

Total assets	$29,159	$30,241

Current liabilities:
Accounts payable	$771	$633
Revenues and royalties payable	959	748
Short-term debt	277	115
Current liabilities held for sale	5,291	991
Other current liabilities	1,079	828

Total current liabilities	8,377	3,315

Long-term debt	5,790	6,749
Asset retirement obligations	1,088	1,099
Other long-term liabilities	624	549
Long-term liabilities held for sale	—	3,936
Deferred income taxes	432	489
Equity:
Common stock	51	53
Additional paid-in capital	6,888	7,333
Retained earnings	6	702
Accumulated other comprehensive earnings	1,091	1,166
Treasury stock, at cost, 0.5 million shares in 2018	(22)	—

Total stockholders’ equity attributable to Devon	8,014	9,254
Noncontrolling interests	4,834	4,850

Total equity	12,848	14,104

Total liabilities and equity	$29,159	$30,241

Common shares outstanding	515	525

CAPITAL EXPENDITURES

(in millions)

	Quarter Ended June 30, 2018	Six Months Ended June 30, 2018
Upstream capital	$607	$1,271
Land and other acquisitions	12	18

Exploration and production (E&P) capital	619	1,289
Capitalized interest	17	35
Other	9	22

Devon capital expenditures	$645	$1,346

DEVON ENERGY CORPORATION

FINANCIAL AND OPERATIONAL INFORMATION

NON-GAAP FINANCIAL MEASURES

This press release includes non-GAAP financial measures. These non-GAAP measures are not alternatives to GAAP measures, and you should not consider these non-GAAP measures in isolation or as a substitute for analysis of our results as reported under GAAP. Below is additional disclosure regarding each of the non-GAAP measures used in this press release, including reconciliations to their most directly comparable GAAP measure.

CORE EARNINGS

Devon’s reported net earnings include items of income and expense that are typically excluded by securities analysts in their published estimates of the company’s financial results. Accordingly, the company also uses the measures of core earnings and core earnings per share attributable to Devon. Devon believes these non-GAAP measures facilitate comparisons of its performance to earnings estimates published by securities analysts. Devon also believes these non-GAAP measures can facilitate comparisons of its performance between periods and to the performance of its peers. The following table summarizes the effects of these items on second-quarter 2018 earnings.

	Quarter Ended June 30, 2018
(in millions, except per share amounts)	Before-tax	After-tax	After Noncontrolling Interests	Per Diluted Share
Continuing Operations
Loss attributable to Devon (GAAP)	$(481)	$(474)	$(474)	$(0.92)
Adjustments:
Asset dispositions	23	18	18	0.03
Asset and exploration impairments	207	159	159	0.31
Deferred tax asset valuation allowance	—	73	73	0.14
Fair value changes in financial instruments and foreign currency	376	291	291	0.56
Restructuring and transaction costs	94	72	72	0.14

Core earnings attributable to Devon (Non-GAAP)	$219	$139	$139	$0.26

Discontinued Operations
Earnings attributable to Devon (GAAP)	$149	$139	$49	$0.09
Adjustments:
Fair value changes and minimum volume commitment settlement	(36)	(30)	(11)	(0.01)

Core earnings attributable to Devon (Non-GAAP)	$113	$109	$38	$0.08

Total
Loss attributable to Devon (GAAP)	$(332)	$(335)	$(425)	$(0.83)
Adjustments:
Continuing Operations	700	613	613	1.18
Discontinued Operations	(36)	(30)	(11)	(0.01)

Core earnings attributable to Devon (Non-GAAP)	$332	$248	$177	$0.34

NET DEBT

Devon defines net debt as debt less cash and cash equivalents. Devon believes that netting these sources of cash against debt provides a clearer picture of the future demands on cash from Devon to repay debt.

(in millions)	June 30, 2018
Total debt (GAAP)(1)	$6,067
Less cash and cash equivalents	(1,460)

Net debt (Non-GAAP)	$4,607

(1)	Excludes EnLink since its debt-related amounts are included in liabilities held for sale.

DEVON ENERGY CORPORATION

FINANCIAL AND OPERATIONAL INFORMATION

ADJUSTED EBITDA

We define Adjusted EBITDA, a non-GAAP financial measure, as EBITDA adjusted for certain items presented in the accompanying reconciliation. We believe that EBITDA is widely used by investors to measure a company’s performance without regard to items such as interest expense, taxes, depreciation and amortization, which can vary substantially from company to company depending upon accounting methods and book value of assets, capital structure and the method by which assets were acquired. In addition, Adjusted EBITDA generally excludes certain other items that management believes affect the comparability of operating results or are not related to Devon’s ongoing operations. Management uses Adjusted EBITDA to evaluate the company’s operational trends and performance relative to other oil and gas companies.

ADJUSTED EBITDA

(in millions)

	Quarter Ended June 30, 2018
	Continuing	Discontinued
	Operations	Operations	Total
Net earnings (loss)	$(474)	$139	$(335)
Financing costs, net	62	45	107
Income tax expense (benefit)	(7)	10	3
Depreciation, depletion and amortization	420	106	526
Accretion of discounted liabilities	15	—	15

EBITDA	$16	$300	$316

Non-cash stock compensation	32	10	42
Asset and leasehold impairments	207	—	207
Asset disposition losses	23	—	23
Restructuring and transaction costs	94	—	94
Derivative and financial instrument valuation changes	376	12	388
EnLink minimum volume commitment settlement	—	(48)	(48)

Adjusted EBITDA	$748	$274	$1,022

PRO FORMA CASH & CASH EQUIVALENTS

Devon defines pro forma cash and cash equivalents as cash and cash equivalents plus proceeds from the recently closed EnLink Midstream sale. Devon believes adjusting for this item provides a clearer picture of Devon’s financial position.

(in millions)	June 30, 2018
Cash and cash equivalents (GAAP)	$1,460
Proceeds from EnLink Midstream monetization that closed in mid-July	3,125

Pro forma cash and cash equivalents (Non-GAAP)	$4,585

DEVON ENERGY CORPORATION

FORWARD LOOKING GUIDANCE

PRODUCTION GUIDANCE

	Quarter 3		Full Year
	Low	High	Low	High
Oil and bitumen (MBbls/d)
U.S. – retained assets	132	137	130	135
Heavy Oil	115	120	120	125

Total – retained assets	247	257	250	260

Natural gas liquids (MBbls/d)
Total – retained assets	100	105	100	104
Gas (MMcf/d)
U.S. – retained assets	1,010	1,060	1,000	1,050
Heavy Oil	11	13	11	13

Total – retained assets	1,021	1,073	1,011	1,063

Total oil equivalent (MBoe/d)
U.S. – retained assets	400	419	397	414
Heavy Oil	117	122	122	127

Total – retained assets	517	541	519	541

PRICE REALIZATIONS GUIDANCE

	Quarter 3				Full Year
	Low		High		Low		High
Oil and bitumen - % of WTI
U.S.(1)	88	%(1)	93	%(1)	92	%(1)	97	%(1)
Canada(1)	40	%(1)	50	%(1)	37	%(1)	42	%(1)
NGL - realized price	$23		$28		$22		$27
Natural gas - % of Henry Hub	70%		80%		70%		80%

(1)	Does not include benefits from basis swaps and firm transportation agreements.

OTHER GUIDANCE ITEMS

	Quarter 3		Full Year
($ millions, except Boe and %)	Low	High	Low	High
Marketing & midstream operating profit	$5	$15	$40	$50
LOE & GP&T per BOE	$9.50	$9.75	$9.40	$9.90
Production & Property Tax (% of upstream sales)	5.20%	5.40%	5.20%	5.40%
Exploration expenses	$20	$30	$90	$100
Depreciation, depletion and amortization	$420	$470	$1,700	$1,800
General & administrative expenses	$150	$170	$650	$700
Financing costs, net(2)	$70 (2)	$80 (2)	$285 (2)	$295 (2)
Other expenses	$15	$20	$60	$80
Current income tax rate	0%	5%	0%	5%
Deferred income tax rate	20%	25%	20%	25%

Total income tax rate	20%	30%	20%	30%

Average basic share count outstanding (MM)	493	496	500	505

(2)	On a go-forward basis interest expense that had been historically capitalized will now be included in financing costs, net.

CAPITAL EXPENDITURES GUIDANCE

	Quarter 3		Full Year
(in millions)	Low	High	Low	High
Upstream capital	$550	$600	$2,200	$2,400
Capitalized interest and other(2)	20	30	100	150

Total	$570	$630	$2,300	$2,550

DEVON ENERGY CORPORATION

FORWARD LOOKING GUIDANCE

Oil Commodity Hedges

	Price Swaps		Price Collars
Period	Volume (Bbls/d)	Weighted Average Price ($/Bbl)	Volume (Bbls/d)	Weighted Average Floor Price ($/Bbl)	Weighted Average Ceiling Price ($/Bbl)
Q3-Q4 2018	91,300	$58.15	100,700	$52.27	$62.87
Q1-Q4 2019	54,225	$59.34	65,875	$52.76	$62.76

Oil Basis Swaps

	Oil Basis Swaps			Oil Basis Collars
Period	Index	Volume (Bbls/d)	Weighted Average Differential to WTI ($/Bbl)	Volume (Bbls/d)	Weighted Average Floor Differential to WTI ($/Bbl)	Weighted Average Ceiling Differential to WTI ($/Bbl)
Q3-Q4 2018	Midland Sweet	23,000	$(1.02)	—	$—	$—
Q3-Q4 2018	Argus LLS	12,000	$3.95	—	$—	$—
Q3-Q4 2018	Argus MEH	15,832	$2.82	—	$—	$—
Q3-Q4 2018	NYMEX Roll	21,315	$0.63	—	$—	$—
Q3-Q4 2018	Western Canadian Select	78,000	$(14.91)	2,000	$(15.50)	$(13.93)
Q1-Q4 2019	Midland Sweet	28,000	$(0.46)	—	$—	$—
Q1-Q4 2019	Argus LLS	1,000	$4.60	—	$—	$—
Q1-Q4 2019	Argus MEH	16,000	$2.84	—	$—	$—
Q1-Q4 2019	NYMEX Roll	24,000	$0.51	—	$—	$—
Q1-Q4 2020	NYMEX Roll	24,000	$0.31	—	$—	$—

Natural Gas Commodity Hedges - Henry Hub

	Price Swaps		Price Collars
Period	Volume (MMBtu/d)	Weighted Average Price ($/MMBtu)	Volume (MMBtu/d)	Weighted Average Floor Price ($/MMBtu)	Weighted Average Ceiling Price ($/MMBtu)
Q3-Q4 2018	278,750	$2.91	246,500	$2.76	$3.09
Q1-Q4 2019	194,000	$2.81	155,750	$2.64	$3.03

Natural Gas Basis Swaps

Period	Index	Volume (MMBtu/d)	Weighted Average Differential to Henry Hub ($/MMBtu)
Q3-Q4 2018	Panhandle Eastern Pipe Line	120,000	$(0.51)
Q3-Q4 2018	El Paso Natural Gas	100,000	$(1.25)
Q3-Q4 2018	Houston Ship Channel	115,000	$0.01
Q3-Q4 2018	Transco Zone 4	15,000	$(0.03)
Q1-Q4 2019	Panhandle Eastern Pipe Line	62,500	$(0.77)
Q1-Q4 2019	El Paso Natural Gas	120,000	$(1.48)
Q1-Q4 2019	Houston Ship Channel	100,000	$(0.01)
Q1-Q4 2019	Transco Zone 4	7,500	$(0.03)

Devon’s oil derivatives settle against the average of the prompt month NYMEX West Texas Intermediate futures price. Devon’s natural gas derivatives settle against the Inside FERC first of the month Henry Hub index. Commodity hedge positions are shown as of July 27, 2018.